EXHIBIT 4


This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.




                      SURGICAL CARE AFFILIATES, INC.

                          401(k) RETIREMENT PLAN



                            TABLE OF CONTENTS

ARTICLE                                                                PAGE
I   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

II  ELIGIBILITY AND PARTICIPATION
    2.01   Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . 20
    2.02   Entry and Participation. . .  . . . . . . . . . . . . . . . . 20
    2.03   Reemployment. . . . . . . . . . . . . . . . . . . . . . . . . 20
    2.04   Acceptance. . . . . . . . . . . . . . . . . . . . . . . . . . 20
    2.05   Employees Who Are Officers, Shareholders or Highly
           Compensated. . .  . . . . . . . . . . . . . . . . . . . . . . 21
    2.06   Absence in the Armed Services . . . . . . . . . . . . . . . . 21
    2.07   Ineligible Class. . . . . . . . . . . . . . . . . . . . . . . 21
    2.08   Transfers Among Employers which are Controlled Group Members. 21

III FINANCING OF PLAN AND INDIVIDUAL ACCOUNTS
    3.01   Medium of Financing the Plan . .  . . . . . . . . . . . . . . 22
    3.02   Contributions . . . . . . . . . . . . . . . . . . . . . . . . 22
    3.03   Elections . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    3.04   Suspension and Limitation of Contributions upon Withdrawal  . 23
    3.05   Nondiscrimination Test Compliance . . . . . . . . . . . . . . 23
    3.06   Return or Forfeiture of Excess Contributions .  . . . . . . . 26
    3.07   Form and Manner of Employer Contributions . . . . . . . . . . 27
    3.08   Prohibition of Reversion. . . . . . . . . . . . . . . . . . . 28
    3.09   Participant's Election as to Investment Funds . . . . . . . . 28
    3.10   Purchase of Employer Stock. . . . . . . . . . . . . . . . . . 29
    3.11   Voting of Shares. . . . . . . . . . . . . . . . . . . . . . . 30
    3.12   Options on Employer Stock. . . .  . . . . . . . . . . . . . . 30
    3.13   Voluntary Rollovers . . . . . . . . . . . . . . . . . . . . . 30
    3.14   Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . 31

IV  ALLOCATIONS TO INDIVIDUAL ACCOUNTS
    4.01   Individual Accounts . . . . . . . . . . . . . . . . . . . . . 32
    4.02   Account Adjustments . . . . . . . . . . . . . . . . . . . . . 32
    4.03   Limitation on Allocations. . . .. . . . . . . . . . . . . . . 33

V   BENEFITS
    5.01   Payment of Benefits . . . . . . . . . . . . . . . . . . . . . 36
    5.02   Early Retirement Benefit. . . . . . . . . . . . . . . . . . . 39
    5.03   Normal Retirement Benefit.. . . . . . . . . . . . . . . . . . 39
    5.04   Delayed Retirement Benefit. . . . . . . . . . . . . . . . . . 39
    5.05   Disability Retirement Benefit.. . . . . . . . . . . . . . . . 39
    5.06   Vested Benefit. . . . . . . . . . . . . . . . . . . . . . . . 39
    5.07   Death Benefit . . . . . . . . . . . . . . . . . . . . . . . . 41
    5.08   Withdrawal of Contributions . . . . . . . . . . . . . . . . . 43
    5.09   Failure to Locate . . . . . . . . . . . . . . . . . . . . . . 44

VI  MODIFICATIONS FOR TOP-HEAVY PLANS
    6.01   Application of Provisions . . . . . . . . . . . . . . . . . . 45
    6.02   Minimum Contribution . . .  . . . . . . . . . . . . . . . . . 45
    6.03   Accelerated Vesting . . . . . . . . . . . . . . . . . . . . . 46

VII FORM OF PAYMENT
    7.01   Description of Optional Benefits . .  . . . . . . . . . . . . 47
    7.02   Election of Options . . . . . . . . . . . . . . . . . . . . . 48
    7.03   Eligible Rollover Distributions. . .. . . . . . . . . . . . . 48

VIII       PARTICIPATING EMPLOYERS
    8.01   Participation by Other Employers. . . . . . . . . . . . . . . 49
    8.02   Delegation of Authority. . . .. . . . . . . . . . . . . . . . 49
    8.03   Employee Transfer . . . . . . . . . . . . . . . . . . . . . . 49
    8.04   Discontinuance of Participation. . .. . . . . . . . . . . . . 49
    8.05   Administrative Committee Authority. . . . . . . . . . . . . . 49

IX  ADMINISTRATION OF PLAN
    9.01   Plan Administrator. . . . . . . . . . . . . . . . . . . . . . 50
    9.02   Claims Procedure. . . . . . . . . . . . . . . . . . . . . . . 51
    9.03   Records . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
    9.04   Delegation of Authority. .  . . . . . . . . . . . . . . . . . 52
    9.05   Legal Incompetence. . . . . . . . . . . . . . . . . . . . . . 53
    9.06   Correction of Errors. . . . . . . . . . . . . . . . . . . . . 53
    9.07   Qualified Domestic Relations Order Procedure. . . . . . . . . 53

X   AMENDMENT OR TERMINATION
    10.01  Amendment of Plan . . . . . . . . . . . . . . . . . . . . . . 55
    10.02  Termination of Plan . . . . . . . . . . . . . . . . . . . . . 56
    10.03  Distribution upon Termination. . .  . . . . . . . . . . . . . 56
    10.04  Distribution Limitation . . . . . . . . . . . . . . . . . . . 56
    10.05  Merger of Plan. . . . . . . . . . . . . . . . . . . . . . . . 57
    10.06  Failure of Internal Revenue Service Qualification. .  . . . . 57

XI  MISCELLANEOUS
    11.01  Liability of Employer . . . . . . . . . . . . . . . . . . . . 58
    11.02  Spendthrift Clause. . . . . . . . . . . . . . . . . . . . . . 58
    11.03  Successor to Business of Employer.  . . . . . . . . . . . . . 58
    11.04  Conflict of Provisions. . . . . . . . . . . . . . . . . . . . 58
    11.05  Successors to Trustee. . . . .. . . . . . . . . . . . . . . . 59
    11.06  Definition of Words. . . . . . . . . . . . . . . . . . . . . .59
    11.07  Titles . . . . . . . . .. . . . . . . . . . . . . . . . . . . 59
    11.08  Execution of the Plan . . . . . . . . . . . . . . . . . . . . 59

                             A R T I C L E   I
                                DEFINITIONS

    As used herein, the following words and phrases shall have the meaning indicated unless otherwise defined or required by the context:
    Section 1.01   "Active Participant" shall mean, with respect to
any calendar quarter, a Participant who is employed on the last day of the calendar quarter.
    Section 1.02   "Administrative Committee" or "Committee" shall
mean the committee to which the administrative duties and
responsibilities under the Plan are delegated pursuant to Section 9.04 hereof.
    Section 1.03   "Administrator" or "Plan Administrator" shall
mean, with respect to the Plan, the Sponsor.
    Section 1.04   "Alternate Payee" shall mean any spouse,
former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.
    Section 1.05   "Average Contribution Percentage for the
Prohibited Group" shall mean the average of the Contribution
Percentages of the Prohibited Group for a Plan Year as determined by adding together the Contribution Percentages of each Participant who is a member of the Prohibited Group for the Plan Year and dividing the sum by the number of Participants who are members of the Prohibited
Group for that Plan Year.
    Section 1.06   "Average Contribution Percentage for the
Protected Group" shall mean the average of the Contribution
Percentages for the Protected Group for a Plan Year as determined by adding together the Contribution Percentages of each Participant who is a member of the Protected Group for the Plan Year and dividing that sum by the number of Participants who are members of the Protected
Group for that Plan Year.
    Section 1.07   "Average Deferral Percentage for the Prohibited
Group" shall mean the average of the Deferral Percentages of the
Prohibited Group for a Plan Year as determined by adding together the Deferral Percentages of each Participant who is a member of the
Prohibited Group for the Plan Year and dividing the sum by the number of Participants who are members of the Prohibited Group for that Plan
Year.
    Section 1.08   "Average Deferral Percentage for the Protected
Group" shall mean the average of the Deferral Percentages for the
Protected Group for a Plan Year as determined by adding together the Deferral Percentages of each Participant who is a member of the
Protected Group for the Plan Year and dividing that sum by the number of Participants who are members of the Protected Group for that Plan
Year.
    Section 1.09   "Beneficiary" shall mean the designated
recipient or recipients who shall receive any benefits payable under the Plan upon the death of a Participant. If a Beneficiary has not been designated, the Trustee shall, upon the death of the Participant, pay any benefit payable under the Plan to the Participant's estate. Notwithstanding the preceding, if a Participant is married, his
Beneficiary shall be his spouse unless the Participant and his spouse choose an alternate beneficiary in accordance with Section 5.07(b).
    Section 1.10   "Board" shall mean the board of directors of the
Sponsor, or where there is reference to more than one Board, the board of directors of each Employer.
    Section 1.11   "Break in Employment" shall mean a
computation period during which an Employee has not been credited with more than five hundred (500) Hours of Employment; for these purposes, the computation period considered shall be determined in the same manner as under Section 1.82.
    Section 1.12   "Code" shall mean the Internal Revenue Code
of 1986 as in effect on the relevant date to be interpreted under this
Plan.  Reference to any section of the Code shall include that section, any valid regulation promulgated thereunder, and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.
    Section 1.13   "Compensation", shall mean the following for
each respective purpose under the Plan:
(a) Section 415 Compensation.  For the purpose of applying the limitations of section 415 of the Code, Compensation shall mean the Participant's wages, salaries, and other amounts received
    (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with the
    Employer to the extent that the amounts are includable in gross income (including but not limited to commissions or compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits, reimbursement and expense allowances) and such other amounts as are included as Compensation under Treasury
    Regulation section 1.415-2(d)(2).  Compensation for this purpose does not include the following:  (1) Employer contributions to a plan of deferred compensation to the extent that, before application of the section 415 limits, such contributions are not includable in the Employee's gross income for the taxable year in which
    contributed (including amounts contributed pursuant to a salary reduction agreement which are excludable from gross income under sections 125, 402(e)(3) or 402(h) of the Code) or
    distributions from a plan of deferred compensation; or (2) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent such amounts are not includable in the gross income of the Employee).  At the election of the Employer, Section 415 Compensation shall mean any other definition of Compensation, consistently applied, which is considered to be Compensation within the meaning of section
    415(c)(3) of the Code.
(b) Section 414(s) Compensation.  Section 414(s) Compensation shall mean Section 415 Compensation as described hereinabove plus any amount which is not includable in the gross income of the
    Employee under sections 125, 402(e)(3), 402(h) or 403(b) of the
    Code.
(c) Compensation Used to Determine Contributions. For purposes of determining contributions under the Plan, Compensation shall mean Section 414(s) Compensation which is attributable to the period of his participation in the Plan for each Plan Year.
(d) Compensation Used in Discrimination Testing.   For purposes of
    applying the nondiscrimination tests under sections 401(k)(3) or 401(m)(3) of the Code, Compensation shall be Section 414(s)
    Compensation as defined herein paid by the Employer to the Employee for the Plan Year.
(e) Highly Compensated Employees.  For purposes of determining
    Highly Compensated Employees under section 414(q) of the Code as defined in Section 1.47, Compensation shall mean Section
    414(s) Compensation as defined herein paid by the Employer to the Employee for the twelve (12)-month period preceding the determination date.
(f) Compensation Limits. Compensation, for all purposes, shall exclude amounts in excess of one hundred and fifty thousand dollars ($150,000) (or such other amount as determined in accordance with the cost-of-living adjustment procedures described in section 415(d) of the Code). In determining Compensation of a Highly Compensated Employee who is a Five Percent Owner or among the ten (10) most highly compensated Employees for such Plan Year, the Compensation of the Family Unit shall be aggregated pursuant to sections 414(q)(6) and 401(a)(17) of the Code. If as a result of the application of such rules the one hundred and fifty thousand dollar ($150,000) limitation is exceeded, then the limitation shall be prorated among the affected
    Participants in proportion to each such Participant's Compensation as determined under this Section prior to the application of this limitation.
    Section 1.14 "Contribution Percentage" shall mean, with respect to any Participant, the ratio which is the result of dividing his Compensation into the sum of the Matching Employer Contributions
(and Forfeitures allocable thereto) made on his behalf in a Plan Year, pursuant to the terms of the Plan. In the event that any Highly
Compensated Employee who is a Participant hereunder is also eligible for contributions subject to section 401(m) of the Code under another plan maintained by the Employer or any Controlled Group Member, all such contributions shall be included in determining his Contribution Percentage, unless the plan to which such other contributions are made is mandatorily disaggregated from this Plan under the rules of section 401(m) of the Code and the regulations thereto.
    Section 1.15   "Controlled Group Member" shall mean
(a) any corporation which is a member of a controlled group of corporation (as defined by section 414(b) of the Code) of which the Employer is a member,
(b) any other trade or business (whether or not incorporated) which is under common control with respect to the Employer (as defined by section 414(c) of the Code), or
(c) any organization which is a member of an affiliated service group
    (as defined by section 414(m) of the Code);
    but only for the period during which such other corporation, trade, business or organization and the Employer are members of such controlled group of corporation, are under such common control or are serving as an affiliated service group. All employees of the Controlled Group Members shall be treated as employed by a single employer.
    Section 1.16 "Credited Employment" shall mean the sum of all an Employee's Years of Employment. Notwithstanding, an Employee not entitled to a Vested Benefit as of a prior termination of Employment shall be credited with the number of Years of Employment prior to his Break in Employment for purposes of participation and vesting only if the number of consecutive Breaks in Employment does not exceed the greater of (a) five (5), or (b) the total number of Years of Employment before the Break in Employment. Credited Employment shall not be interrupted by, but shall not include, an authorized Leave of Absence.
In the event a Participant becomes ineligible to participate because he is no longer a member of the Eligible Class of Employees, or an Employee who is not a member of the Eligible Class of Employees becomes a member, Employment in the ineligible class shall be included in determining his Credited Employment.
    Section 1.17 "Deferral Percentage" shall mean, with respect to any Participant, the ratio which is the result of dividing the sum of contributions made on his behalf under Section 3.02(b), in a Plan Year, by his Compensation. For these purposes, contributions taken into account shall include only those which relate to Compensation that either would have been received by the Employee in the Plan Year (but for his election pursuant to Section 3.02(b)) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within two and one-half (2-1/2) months after the close of the Plan Year (but for his election pursuant to Section 3.02(b)). In the event that any Highly Compensated Employee who is a Participant hereunder is also eligible to make cash or deferred contributions under another plan maintained by the Employer or any Controlled Group Member, all such contributions shall be included in determining his Deferral Percentage, unless the plan to which such other contributions are made is mandatorily disaggregated from this Plan under the rules of section 401(k) of the Code and the regulations thereto.
    Section 1.18 "Delayed Retirement Benefit" shall mean the benefit to which a Participant is entitled at his Delayed Retirement
Date.
    Section 1.19 "Delayed Retirement Date" shall mean, for each Participant, any date after his Normal Retirement Date.
    Section 1.20   "Determination Date"  shall mean, for any Plan
Year subsequent to the first Plan Year, the last day of the preceding
Plan Year and, for the first Plan Year of the Plan, the last day of that year.
    Section 1.21 "Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
    Section 1.22 "Disability Retirement Benefit" shall mean the benefit to which a Participant is entitled at his Disability Retirement Date.
    Section 1.23 "Disability Retirement Date" shall mean, for each Participant, the first day of the month next following the Administrator's determination that he is disabled.
    Section 1.24 "Distributee" shall mean a Participant. In addition, the Participant's surviving spouse and the Participant's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.
    Section 1.25   "Domestic Relations Order" shall mean a
judgment, decree, or order, including approval of a property settlement agreement, made pursuant to state domestic relations law or community property law that relates to the provision of child support or alimony payments to, or marital property rights of, a spouse, former spouse, child or other dependent of a Participant.
    Section 1.26 "Early Retirement Benefit" shall mean the benefit to which a Participant is entitled at his Early Retirement Date.
    Section 1.27   "Early Retirement Date" shall mean, for each
Participant, the first day of any month coinciding with or following the date on which he attains age fifty-five (55) and completes seven (7) years of Credited Employment but before he reaches his Normal
Retirement Date.
    Section 1.28 "Effective Date" shall mean the effective date of this Plan which shall be January 1, 1994.
    Section 1.29 "Eligible Class" shall mean all Employees of the Employer exclusive of those individuals who would not be treated as Employees but for the provisions of section 414(m) or (o) of the Code.
    Section 1.30 "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life
(or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.
    Section 1.31 "Eligible Retirement Plan" shall mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible
Retirement Plan is an individual retirement account or individual retirement annuity.
    Section 1.32 "Employee" shall mean an individual employed by the Employer or by any other employer required to be aggregated with the Employer under sections 414(b), (c), (m) or (o) of the Code and any Leased Employee, excluding individuals who are independent contractors.
    Section 1.33   "Employer"  shall mean Surgical Care Affiliates,
Inc., a Delaware corporation with its principal place of business in Nashville, Tennessee and each of its wholly owned subsidiaries which has adopted the Plan pursuant to Article VIII hereof.
    Section 1.34 "Employer Contributions" shall mean, if any, Matching Employer Contributions.
    Section 1.35 "Employer Contributions Account" shall mean the Matching Employer Contributions Account.
    Section 1.36 "Employer Stock" shall mean shares of voting common stock issued by Surgical Care Affiliates, Inc., which shares constitute "employer securities" as defined by section 409(l)(1) of the Code.
    Section 1.37   "Employer Stock Fund" shall mean an
investment fund the assets of which shall be invested in Employer
Stock. This fund may also hold cash or other securities pending purchase of Employer Stock, subject to its availability.
    Section 1.38   "Employment" shall mean the employment
relationship as an Employee of the Employer.
    Section 1.39 "Employment Date" shall mean the date as of which an Employee is credited with the first Hour of Employment upon his initial Employment.
    Section 1.40   "ERISA" shall mean Public Law 93-406, the
Employee Retirement Income Security Act, as in effect on the relevant date to be interpreted under the Plan and regulations relative thereto.
    Section 1.41 "Family Members" shall mean such Employee's spouse (at any time during the Plan Year) and lineal ascendants and descendants and their spouses.
    Section 1.42 "Family Unit" shall mean such Employee's spouse (at any time during the Plan Year) and lineal descendants who have not attained age nineteen (19) as of the last day of the Plan Year.
    Section 1.43 "Five-Percent Owner" shall mean any person who owns (or is considered as owning within the meaning of section
318 of the Code) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer.
    Section 1.44 "Forfeiture" shall mean the portion of a Participant's Individual Account which is forfeited in accordance with
Section 5.06 before full vesting occurs or because of application of Sections 3.05(b) or 4.03 hereof.
    Section 1.45 "Fund" shall mean the assets of the Trust established as part of this Plan in accordance with Section 3.01.
    Section 1.46 "Fund Earnings" shall mean (a) the fair market value of the Fund on the current Valuation Date minus (b) the fair market value of the Fund on the Valuation Date that immediately preceded the current Valuation Date and minus (c) all contributions paid to the Fund from such preceding Valuation Date through the current Valuation Date, plus (d) all benefits paid to Participants from such preceding Valuation Date through the current Valuation Date and plus (e) fees and expenses, if any, paid by the Fund. For purposes of this paragraph only, the term "Fund" shall exclude the portion of the Employer Stock Fund attributable to Employer Stock.
    Section 1.47 "Highly Compensated Employee" shall mean with respect to a Plan Year, any Employee who at any time during the Plan Year or the preceding twelve (12) consecutive month period met one of the criteria below:
(a) a Five-Percent Owner,
(b) an Employee receiving more than seventy-five thousand dollars
    ($75,000) in Compensation from the Employer,
(c) an Employee receiving more than fifty thousand dollars ($50,000) in Compensation from the Employer and who, when all Employees are ranked on the basis of Compensation, is in the group consisting of the top twenty percent (20%) of Employees, or
(d) an officer of the Employer who received Compensation of more than fifty percent (50%) of the dollar limit on annual benefits from a defined benefit plan under Code section 415(b)(1)(A). If for any year no officer of the Employer received Compensation in excess of this level, the highest paid officer of the Employer shall be treated as a Highly Compensated Employee, or
(e) a former Employee who separated from Employment prior to the year containing the Determination Date, and who was a Highly
    Compensated Employee during the year he
    separated from Employment, or who was a Highly Compensated
    Employee during any year, containing any Determination Date, ending on or after the Employee's attainment of age fifty-five (55).
Notwithstanding, any Employee who is described under (b), (c) or (d) above for the current Plan Year and who was not described as such for the preceding twelve (12) consecutive month period shall be considered a Highly Compensated Employee under (b), (c) or (d) above only if, in the current Plan Year, such Employee is a member of the group consisting of the top one hundred (100) paid Employees.
These criteria shall be applied in accordance with section 414(q) of the Code and regulations thereunder as may be prescribed by the Secretary of the Treasury. The dollar amounts prescribed under (b) and (c) hereinabove will be adjusted according to procedures issued by the Secretary of the Treasury.
    Section 1.48   "Hour of Employment" shall mean the following:
(a) Each hour for which an Employee is paid, or entitled to payment of Compensation as defined in this Article I, for the performance of duties for the Employer or any other Controlled Group Member.
    These hours will be credited to the Employee for the computation period in which the duties are performed.
(b) Each hour for which an Employee is paid, or entitled to payment of Compensation as defined in this Article I, by the Employer or any other Controlled Group Member on account of a period of time during which no duties are performed (irrespective of whether the Employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or Leave of Absence; provided, however, that, with respect to this subsection (b):
    (1) no more than five hundred and one (501) Hours of Employment shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period),
    (2) hours for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, and
    (3) hours shall not be credited for a payment which solely reimburses an Employee for medical or medically-related expenses incurred by the
           Employee.
    For purposes of this subsection (b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
(c) Each hour for which an Employee is absent from work for any period by reason of the pregnancy of the Employee, the birth of a child of the Participant, placement of a child with the Employee in connection with the adoption of such child by such Employee or for purposes of caring for such child, but solely for determining whether an Employee has incurred a Break in Employment. The hours to be credited to such Employee in accordance with this subsection (c) shall be the Hours of Employment which otherwise would normally have been credited to such Employee but for such absence, or in any case in which the Plan Administrator is unable to determine such Hours of Employment, eight (8) Hours of Employment per day of such absence; provided, however, that with respect to this subsection (c):
    (1) no more than five hundred and one (501) Hours of Employment shall be credited to an Employee by reason of any one (1) such pregnancy or placement,
    (2) such hours shall be treated as Hours of Employment in the Plan Year in which the absence from work begins, if the Employee would be prevented from incurring a Break in Employment in such Plan Year solely because periods of absence are treated as Hours of Employment, or in any other case, in the immediately following year, and
    (3) no Hours of Employment will be credited unless the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is for reasons referred to in this subsection (c) including a statement of the number of days for which there was such an absence.
(d) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours shall not be credited both under subsection (a), (b) or
    (c) and under this subsection. Hours credited for back pay under this subsection with respect to periods described in subsection (b) shall be subject to the limitations set forth in subsection (b). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.
The provisions of paragraphs (b) and (c) of 29 CFR 2530.200b-2 shall be observed in crediting Hours of Employment under this Section, which paragraphs are incorporated herein by reference.
    Section 1.49 "Inactive Participant" shall mean a Participant (including a former Participant who has a balance remaining in his Individual Account) who is not classified as an Active Participant with respect to a calendar quarter.
    Section 1.50 "Individual Account" shall mean the amount of the Fund standing to the credit of each Participant attributable to all contributions made under the Plan together with adjustments allocable thereto in accordance with the terms of the Plan.
    Section 1.51   "Key Employee" shall mean any Employee,
former Employee or Beneficiary thereof, who, at any time during the Plan Year containing the Determination Date or during any of the four
(4) preceding Plan Years, was:
(a) an officer of the Employer who received Compensation for the Plan
    Year of more than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) for the calendar year in which such Plan Year ends,
(b) one (1) of the ten (10) Employees having annual Compensation greater than the dollar limitation in effect under section
    415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of section 318 of the Code) both more than one-half percent (.5%) interest and one of the ten (10) largest interests in the Employer,
(c) a Five-Percent Owner, or
(d) a one percent (1%) owner of the Employer having annual
    Compensation from the Employer of more than one hundred fifty thousand dollars ($150,000).
For the purposes of paragraph (a), no more than fifty (50) Employees
(or, if less, the greater of three (3), or ten percent (10%), of the Employees) shall be treated as officers. For the purposes of paragraph (b), if two (2) Employees have the same interest in the Employer, the Employee having greater annual Compensation shall be treated as having the larger interest. For purposes of determining Key Employees hereunder "Compensation" means Section 414(s)
Compensation. For the purposes of applying the terms of this definition, the provisions of Code section 416(i) and regulations thereunder are incorporated herein by reference.
    Section 1.52 "Leased Employee" shall mean an individual who is not employed by the Employer but shall be considered an Employee of the Employer if:
(a) the services of the Leased Employee are provided pursuant to an implied or express agreement between the Employer and a leasing organization;
(b) the Leased Employee has performed such services for the Employer on a substantially full-time basis for a period of at least one (1) year; and
(c) such services are of a type actually or historically performed by Employees of the Employer or by employees of an employer in the business field of the Employer.
Provided however, that a Leased Employee shall not be considered an Employee of the Employer if:
(d) such Leased Employee is covered by a plan maintained by the leasing organization which is a qualified non-integrated money purchase pension plan providing: (1) an employer contribution of at least ten percent (10%) of the Leased Employee's compensation, (2) full and immediate vesting, and (3) immediate eligibility to participate for any Leased Employee who, in each plan year during the four (4)-year period ending with the current plan year, has compensation in excess of one thousand dollars
    ($1,000); and
(e) the number of Leased Employees do not constitute more than twenty percent (20%) of the non-Highly Compensated Employees of the Employer.
    Section 1.53 "Leave of Absence" shall mean that period during which the Participant is absent without compensation and for which the Employer, in its sole discretion, has determined him to be on a leave of absence rather than having terminated his employment.
Such discretion of the Employer shall be exercised in a nondiscriminatory manner.
    Section 1.54   "Limitation Year" shall mean the Plan Year.
    Section 1.55 "Matching Employer Contributions" shall mean the contributions, if any, made pursuant to Section 3.02(a) of the Plan.
    Section 1.56 "Matching Employer Contributions Account" shall mean the amount of the Fund standing to the credit of a Participant which is attributable to the Matching Employer Contributions together with adjustments allocable thereto under the terms of the Plan.
    Section 1.57 "Non-Key Employee" shall mean an Employee who is not a Key Employee.
    Section 1.58 "Normal Retirement Age" shall mean, for each Participant, age sixty-five (65).
    Section 1.59 "Normal Retirement Benefit" shall mean the benefit to which a Participant is entitled at his Normal Retirement Date.
    Section 1.60 "Normal Retirement Date" shall mean, for each Participant, the first day of the month coinciding with or following his Normal Retirement Age.
    Section 1.61 "Participant" shall mean any Employee who becomes a Participant hereunder as provided in Article II.
    Section 1.62 "Participant Tax-Deferred Contributions" shall mean the contributions, if any, made pursuant to Section 3.02(b) of the Plan.
    Section 1.63 "Participant Tax-Deferred Contributions Account" shall mean the amount of the Fund standing to the credit of a Participant which is attributable to his Participant Tax-Deferred Contributions, together with Fund Earnings allocable thereto under the terms of the Plan.
    Section 1.64   "Permissive Aggregation Group" shall mean the
Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required
Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.
    Section 1.65   "Plan" shall mean the Surgical Care Affiliates,
Inc. 401(k) Retirement Plan, the Trust Agreement attached hereto as
Exhibit A and the Trust established under that Agreement.
    Section 1.66 "Plan Year" shall mean the twelve (12) month period ending on each December 31.
    Section 1.67   "Prohibited Group" shall mean those
Participants, including Participants who are not making contributions to the Plan, who are considered Highly Compensated Employees.
    Section 1.68   "Protected Group" shall mean those
Participants,including Participants who are not making contributions to the Plan, who are not members of the Prohibited Group.
    Section 1.69 "Qualified Domestic Relations Order" shall mean a Domestic Relations Order which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable to a Participant under the Plan and does not alter the amount or form of Plan benefits.
Any order that is qualified under this Section shall remain qualified with respect to a successor plan of the Employer or a plan of a successor employer.
(a) To be a Qualified Domestic Relations Order, a Domestic Relations
    Order shall specify the following:
    (1) the name and the last known mailing address, if any, of the Participant and the name and mailing address of each Alternate Payee covered by the order,
    (2) the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,
    (3) the number of payments or period to which such order applies, and
    (4)    a statement that such order applies to this Plan.
(b) Such order shall not require:
    (1) the Plan to provide any type or form of benefits, or any option, not otherwise provided under the Plan, or
    (2) the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.
(c) A Domestic Relations Order shall not be treated as failing to meet the requirements of subparagraph (b)(1) above solely because such order requires that payment of benefits be made to an Alternate Payee:
    (1) in the case of any payment before a Participant has separated from Employment, on or after the date on which the Participant attains (or would have attained) the earliest retirement date,
    (2) as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the value of the Participant's Individual Account on such date), and
    (3) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).
    For this purpose, "earliest retirement date" shall mean the earlier of: (i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of the date the Participant attains age fifty (50), or the earliest date on which the Participant could begin receiving benefits under the Plan if he separated from service.
(d) To the extent provided in a Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as a surviving spouse for purposes of sections 401(a)(11) and 417 of the Code.
    Section 1.70 "Reemployment Date" shall mean the date as of which an Employee is credited with the first Hour of Employment upon a resumption of Employment after an interruption in Employment.
    Section 1.71 "Required Aggregation Group" shall mean (a) each qualified plan of the Employer in which at least one (1) Key
Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of sections 401(a)(4) or 410 of the Code.
    Section 1.72 "Retirement" shall mean any of the forms of retirement set forth in Article V hereof (but shall not mean any payment of a benefit hereunder pursuant to Section 5.06).
    Section 1.73   "Sponsor" shall mean Surgical Care Affiliates,
Inc.
    Section 1.74   "Top Heavy Plan" shall mean this Plan for any
Plan Year if, as of the Determination Date, any of the following conditions exist:
(a) the Top Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,
(b) this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top Heavy
    Ratio for the group of plans exceeds sixty percent (60%), or
(c) this Plan is a part of the Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).
    Section 1.75 "Top Heavy Ratio" shall mean, for this Plan and any Required or Permissive Aggregation Group, as appropriate, a fraction, the numerator of which is the sum of account balances under this and any other defined contribution plan maintained by the Employer (including any "simplified employee pension plan") plus, if the Employer maintains or has maintained one (1) or more defined benefit plans which during the five (5)-year period ending on the Determination Date(s) has or has had any accrued benefits, the sum of the present value of accrued benefits thereunder for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances plus the present value of accrued benefits for all participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits and account balances in both the numerator and denominator of the Top Heavy Ratio are increased to include any distribution made in the five (5)-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been required to be included in a Required Aggregation Group.
For purposes of the above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the twelve
(12)-month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder.
The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or
(2) who has not been credited with at least one (1) Hour of Employment with any employer maintaining the plan at any time during the five (5)-year period ending on the Determination Date will be disregarded. The account balances and accrued benefits of a former
Employee who has performed no services for the Employer during the five (5)-year period ending on the Determination Date shall be disregarded in determining whether the Plan is Top Heavy. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Employee contributions (other than deductible employee contributions) and salary deferrals will be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.
    Section 1.76 "Transfer Account" shall mean the amount of the Trust Fund standing to the credit of a Participant which is attributable to funds transferred to this Plan on his behalf pursuant to Section 3.14 together with adjustments thereto under the terms of the Plan.
    Section 1.77 "Trust Agreement" shall mean Exhibit A as attached hereto and incorporated by reference as part of this Plan.
    Section 1.78   "Trust Fund" shall mean the Fund.
    Section 1.79 "Trustee" shall mean the party or parties designated as such under the Trust Agreement.
    Section 1.80 "Valuation Date" shall mean each December 31, which is the last day of each Plan Year, March 31, June 30, September
30 and such other date or dates during a Plan Year selected by the Administrator.
    Section 1.81 "Vested Benefit" shall mean the portion of his Individual Account value to which a Participant is entitled as determined under Section 5.06.
    Section 1.82 "Voluntary Rollover Account" shall mean the amount of the Fund standing to the credit of a Participant which is attributable to his voluntary rollover of funds pursuant to Section 3.13, together with Fund Earnings allocable thereto under the terms of the Plan.
    Section 1.83 "Year of Employment" shall mean a Plan Year during which an Employee has been credited with at least one thousand (1,000) Hours of Employment.

                            A R T I C L E   II
                      ELIGIBILITY AND PARTICIPATION

    Section 2.01 Eligibility. Each Employee of the Employer who is a member of the Eligible Class shall be eligible to participate in the Plan upon the later of:
(a) the Effective Date,
(b) his Employment Date, or
(c) the date on which the Employer for which he is employed adopts the Plan.
    Section 2.02   Entry and Participation.
(a) Each Employee who is eligible shall become a Participant and enter the Plan on the Effective Date.
(b) Each Employee who is eligible to become a Participant subsequent to the Effective Date shall become a Participant and enter the Plan on the January 1, April 1, July 1, or October 1 coincident with or next following the date he shall have satisfied the conditions of eligibility.
    Section 2.03   Reemployment.  Notwithstanding the foregoing
Section, an Employee who is reemployed and who was a Participant, or who had satisfied the conditions of eligibility as of a prior termination of Employment, shall become a Participant and enter the Plan on his Reemployment Date.
    Section 2.04 Acceptance. The Plan shall not be deemed to constitute a contract between the Employer and an Employee; neither shall it be a consideration nor an inducement for the Employment of any Employee. No provisions of the Plan shall be deemed to abridge or limit any managerial right of the Employer, give any Employee the right to be retained in Employment, or to interfere with the right of the Employer to discharge any Employee at any time regardless of the effect which such discharge may have on him as a Participant. By his act of participation in the Plan, each Participant on behalf of himself, his heirs, his assigns and Beneficiary shall be deemed conclusively to have agreed to and accepted the terms and conditions of the Plan.
    Section 2.05   Employees Who Are Officers, Shareholders or
Highly Compensated. Employees who are either officers or shareholders of the Employer or are highly compensated may participate hereunder on and after the Effective Date only if they meet the same eligibility requirements which must be met by other
Employees as stated herein in Section 2.01.
    Section 2.06 Absence in the Armed Services. In the case of an Employee or a Participant who is granted a Leave of Absence by reason of service in the armed forces of the United States of America and who returns to Employment on or before the expiration of ninety
(90) days after the date on which he is entitled to be released from active duty in the armed forces (or at such other date as the law may specify as to reemployment), such Employment, to the extent required by law, shall be treated as continuous despite such absence.
    Section 2.07 Ineligible Class. In the event an Employee who is not a member of the Eligible Class of Employees becomes a member of the Eligible Class, such Employee shall then participate immediately if he had satisfied the service requirements and would have previously become a participant had he been in the Eligible
Class.
In the event a Participant becomes ineligible to participate because he is no longer a member of the Eligible Class of Employees, but he has not incurred a Break in Employment, he shall participate immediately upon his return to an Eligible Class of Employees. If such a Participant incurs a Break in Employment, his eligibility to participate shall be determined pursuant to Section 2.01 hereof.
    Section 2.08   Transfers Among Employers which are
Controlled Group Members. A transfer of an Employee directly from the Employer to another Controlled Group Member shall not constitute a termination of Employment or an interruption in Credited
Employment; provided, however, that there shall be no duplication of benefits. Upon the transfer of an employee from another Controlled
Group Member to an Employer, the years of employment with which he was credited with the previous employer shall count as Years of Employment under the Plan.

                            A R T I C L E   III
                 FINANCING OF PLAN AND INDIVIDUAL ACCOUNTS

    Section 3.01 Medium of Financing the Plan. Investment of all contributions made under the Plan and all transactions of the Trust Fund shall be made in accordance with the terms of the Trust
Agreement, as it may be amended from time to time, which shall constitute a part of the Plan and which is attached hereto as Exhibit A.
    Section 3.02   Contributions.
(a) Matching Employer Contributions. For each calendar quarter the Employer may pay to the Trustee as a contribution to the Plan on behalf of each Active Participant an amount equal to a percentage, not to exceed one hundred percent (100%) of the Participant Tax-Deferred Contributions. The amount of Participant Tax-
    Deferred Contributions subject to these Matching Employer
    Contributions is limited to six percent (6%) of Compensation for the calendar quarter. The percentage of Matching Employer
    Contribution may be revised from time to time by appropriate action of the Board. For these purposes, Participant Tax-Deferred Contributions shall mean Participant Tax-Deferred Contributions remaining in the Trust after any corrective distribution pursuant to
    Section 3.06.
(b) Participant Tax-Deferred Contributions. Each Participant may, but is not required to, sign a written participation form (hereinafter referred to as the "Participation Agreement"). The terms of the Participation Agreement shall provide that the Participant agrees to accept a reduction in Compensation from the Employer, subject to the limitations hereinafter described, only not to exceed fifteen percent (15%) of his Compensation for the Plan Year and not to exceed the dollar limit in effect under section 402(g) of the Code for any calendar year, but in no event less than fifteen dollars
    ($15) per pay period. In consideration of such Agreement, the Employer will make a contribution to the Plan on behalf of the Participant in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced pursuant to the Participation Agreement.
    Section 3.03 Elections. Elections to make, resume or change the amount of Participant Tax-Deferred Contributions hereunder shall be made no later than ten (10) days prior to January 1, April 1, July 1, or October 1 of each year and at such other time or times as shall be uniformly and nondiscriminatorily established by the Plan Administrator; such elections shall be effective as of the date with respect to which the election is made. Elections to suspend or discontinue Participant Tax-Deferred Contributions may be made at any time so long as notice is given to the Employer at least ten (10) days prior to the date as of which the election to suspend or discontinue is effective.
    Section 3.04 Suspension and Limitation of Contributions upon Withdrawal. Notwithstanding Sections 3.02(b) and 3.03 above, if a Participant is granted a hardship withdrawal of funds from his Participant Tax-Deferred Contributions Account pursuant to Section
5.08(b), then his Participant Tax-Deferred Contributions and his contributions or salary deferrals to any other qualified plan maintained by the Employer shall be suspended for a period of twelve (12) full months following the date of such distribution. After the twelve (12) month suspension period, his Participant Tax-Deferred Contributions may resume on the next following January 1, April 1, July 1, or October
1 if and as so elected by the Participant pursuant to Section 3.03. Further, in the calendar year following the year in which a Participant receives a hardship withdrawal, the dollar limit described in Section 3.02(b) shall be reduced by the amount of the Participant's
Tax-Deferred Contributions for the calendar year of the withdrawal.
    Section 3.05   Nondiscrimination Test Compliance.  Each Plan
Year, the Plan Administrator shall monitor the annual additions to the Individual Account of each Participant to ensure that each of the following tests is satisfied:
(a) Nondiscrimination Test for Participant Tax-Deferred Contributions.
    For each Plan Year,
    (1)    the Average Deferral Percentage of the Prohibited
           Group shall not exceed the Average Deferral
           Percentage of the Protected Group multiplied by one and one-quarter (1.25), or
    (2)    the Average Deferral Percentage of the Prohibited
           Group shall not exceed the Average Deferral
           Percentage of the Protected Group multiplied by two
           (2.0) and the excess of the Average Deferral
           Percentage of the Prohibited Group over the Protected Group shall not be more than two (2) percentage points.
    In the event that neither of these tests is satisfied, adjustments shall be made pursuant to Section 3.06.
(b) Nondiscrimination Test for Matching Employer Contributions. For each Plan Year,
    (1)    the Average Contribution Percentage of the
           Prohibited Group shall not exceed the Average
           Contribution Percentage of the Protected Group multiplied by one and one-quarter (1.25), or
    (2)    the Average Contribution Percentage of the
           Prohibited Group shall not exceed the lesser of the Average Contribution Percentage of the Protected
           Group multiplied by two (2.0) or the Average
           Contribution Percentage of the Protected Group increased by two (2) percentage points.
    If necessary to ensure compliance with this requirement, the Plan Administrator may direct that Participant Tax-Deferred
    Contributions in the Plan Year also be taken into account in calculating the Average Contribution Percentage, but only after the requirements of Section 3.05(a) hereunder are met without regard to such contributions.
    In the event that neither of these tests is satisfied, adjustments shall be made pursuant to Section 3.06.
(c) Nondiscrimination Test for Aggregate Contributions. If the Average Deferral Percentage of the Prohibited Group exceeds the amount described in Section 3.05(a)(1) and the Average Contribution
    Percentage of the Prohibited Group exceeds the amount described in Section 3.05(b)(1), the sum of the Average Deferral Percentage of the Prohibited Group and the Average Contribution Percentage of the Prohibited Group shall not exceed the aggregate limit described hereinbelow. The aggregate limit is the greater of:
    (1)    the sum of (i) and (ii) where
       (i) is one and one-quarter (1.25) multiplied by the greater of
           (A) the Average Deferral Percentage of the
               Protected Group, or
           (B) the Average Contribution Percentage of the Protected Group, and
       (ii) is the lesser of (A) or (B) above multiplied by two (2), but in no event more than the lesser of
               (A) or (B) above plus two (2) percentage points;
               or
    (2)    the sum of (i) and (ii) where
       (i) is one and one-quarter (1.25) multiplied by the lesser of (1)(i) or (1)(ii) above, and
       (ii) is the greater of (1)(i)(A) or (1)(i)(B) above multiplied by two (2), but in no event more than the greater of (1)(i)(A) or (1)(i)(B) above plus two percentage points.
    The Average Deferral Percentage and Average Contribution
    Percentage of the Prohibited Group shall be determined after any corrective distribution is made to ensure compliance with Sections 3.05(a) or 3.05(b) above. In the event the aggregate limit is exceeded, adjustments shall be made pursuant to Section 3.06.
(d) Inclusion of Family Members. Aggregation shall be required with respect to a Participant who, during the current Plan Year or the preceding twelve (12) consecutive month period, is a Family
    Member of a Five-Percent Owner who is a current or former
    Employee or a Highly Compensated Employee who is among the ten (10) most highly compensated Employees ranked on the basis of Compensation paid by the Employer during such year. In this event, the relevant contributions attributable to and Compensation of all such Family Members and such Five-Percent Owner or such Highly Compensated Employee shall be aggregated, and such Participants shall be disregarded in determining the Average Contribution Percentage and Average Deferral Percentage of the Protected Group.
(e) Aggregation of Plans. In the event that this Plan satisfies the requirements of sections 401(k), 401(m), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Average Deferral Percentage and Average Contribution Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy sections 401(k) or 401(m) of the Code only if they have the same
    Plan Year.
For each Plan Year, the Plan Administrator shall maintain records demonstrating that the requirements of this Section have been met.
    Section 3.06 Return or Forfeiture of Excess Contributions. In the event that contributions are credited to a Participant's Individual Account in excess of the limitations described in Section 3.02(b) or
3.05 hereinabove, such excess contributions shall be disbursed to the Participant or recharacterized as follows:
(a) Participant Tax-Deferred Contributions in excess of the dollar limit described in Section 3.02(b) (including appropriate adjustments) must be distributed to the Participant, along with Fund Earnings allocated thereto, no later than April 15 following the calendar year in which such contributions were made in order for the Plan to remain qualified under section 401(a) of the Code. The excess amount distributed hereunder shall be reduced by any excess
    Participant Tax-Deferred Contributions previously distributed pursuant to Section 3.06(b) hereinbelow for the Plan Year beginning in the calendar year for which the distribution is being made.
(b) Participant Tax-Deferred Contributions and Matching Employer Contributions (including, for purposes of this Section, Forfeitures allocable thereto) that exceed the maximum amount permitted by the nondiscrimination tests described in Section 3.05 shall be distributed to the Participant, along with Fund Earnings allocable thereto no later than the last day of the following Plan Year.
    Provided however, the excess Participant Tax-Deferred
    Contributions distributed hereunder shall be reduced by excess deferrals previously distributed pursuant to Section 3.06(a) for the calendar year ending in the same Plan Year. If the excess
    Matching Employer Contribution is not fully vested, such non-vested portion shall constitute a Forfeiture and shall be allocated as such according to Section 4.02(d), except that such forfeited amounts shall not be allocated to the Individual Account of a Participant whose contributions have been reduced for the Plan Year under this subsection (b). The maximum amount of Participant Tax-Deferred and Matching Employer Contributions permitted under the limitations of Section 3.05 shall be determined by reducing the amount of such contributions made on behalf of Highly Compensated Employees in the order of their Deferral
    Percentages and Contribution Percentages, beginning with the highest. This determination of maximum amount shall be made in accordance with the provisions of sections 1.401(k)-1(f)(2) and 1.401(m)-1(e)(2) of the regulations. If excess amounts described hereunder are distributed more than two and one-half (2.5) months after the last day of the Plan Year, an excise tax equal to ten percent (10%) of such amounts shall be imposed on the Employer in accordance with section 4979 of the Code.
(c) The Fund Earnings allocable to such excess contributions for the Plan Year are determined by multiplying the Fund Earnings allocable to the Participant Tax-Deferred Contributions Account (or the Matching Employer Contributions Account as applicable) by a fraction. The numerator of the fraction is the excess contribution to the respective account for the Plan Year and the denominator is the total account balance of the respective account as of the end of the Plan Year, reduced by Fund Earnings allocable to such account for the Plan Year.
    The Fund Earnings allocable to excess contributions for the period between the end of the Plan Year and the date of the corrective distribution are equal to ten percent (10%) of the Fund Earnings allocable to the excess contributions for the Plan Year as determined under the preceding paragraph, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. In this determination, a distribution on or before the fifteenth day of the month will be treated as having been distributed on the last day of the preceding month; a distribution made after the fifteenth day of the month will be treated as having been distributed on the last day of the month.
(d) The determination and correction of excess contributions of a Highly Compensated Employee whose Deferral Percentage and
    Contribution Percentage are determined under the family aggregation rules described under Section 3.05(d) hereinabove shall be made pursuant to the procedures described in section 1.401(k)-1(f)(5)(ii) and 1.401(m)-(1)(e)(2)(iii) of the regulations.
    Section 3.07   Form and Manner of Employer Contributions.
Employer Contributions may be made on any date or dates the Employer elects, but the total amount of its contribution for any Plan
Year shall be paid within the period described in section 404(a)(6) of the Code. Although it is the intent of the Employer that its contributions hereunder shall be regular and substantial, the Employer shall be under no duty to contribute the same amount or to contribute the same percentage of its profits for every Plan Year.
    Section 3.08   Prohibition of Reversion.  Subject to Section
4.03, the Employer Contributions to the Plan shall be made irrevocably and it shall be impossible for the assets of the Plan to inure to the benefit of the Employer or to be used in any manner other than for the exclusive purpose of either providing benefits to Participants and Beneficiaries or defraying reasonable expenses of administering the Plan; provided, however, that nothing herein shall be construed to prohibit the return to the Employer of all or part of a contribution as follows:
(a) which is made by the Employer by a mistake of fact, provided the return of such contribution is made within one (1) year after the payment thereof;
(b) to the extent a deduction thereof under section 404 of the Code is disallowed, provided the return of such contribution is limited to the amount disallowed and is made within one year after the disallowance; or
(c) which is conditioned upon initial Internal Revenue Service qualification of the Plan under Section 10.06 hereof; provided the return is made within one (1) year after the denial of qualification of the Plan.
    Section 3.09   Participant's Election as to Investment Funds.

(a) Initial Elections. Each Participant shall be entitled at the time of enrollment in the Plan to make an election to direct how his Individual Account under the Plan shall be invested in and among the investment funds made available by the Administrator and an Employer Stock Fund. Such election shall be made at the time of enrollment and shall become effective as of the date of the Participant's entry into the Plan. Each such election shall specify the percentage of the Participant's Individual Account balance to be invested in the funds.
    Each election made pursuant to this Section shall remain effective until such later date with respect to which a Participant shall make a timely election pursuant to (b) or (c) hereof to change his direction.
(b) Elections to Change Investment Direction. Each Participant shall be entitled to change his direction as to how his Individual Account under the Plan shall be invested in and among the funds by making an election within a sufficient amount of time, as established by the Administrator, before the date as of which the change is to become effective. Each Participant shall be permitted to change his investment direction on January 1, April 1, July 1, or October 1 of each Plan Year and at such other time or times as the Administrator, in a uniform and nondiscriminatory manner, may elect.
(c) Election to Transfer Assets. Each Participant shall be entitled to transfer assets between and among the funds by making an election within a sufficient amount of time, as established by the Administrator, before the date as of which the change is to become effective. Such election to transfer assets shall specify the percentage of the Participant's Individual Account balance to be transferred and shall specify the funds involved. Each Participant shall be entitled to elect such transfer as described herein as of January 1, April 1, July 1, or October 1 of each Plan Year and at such other time or times as the Administrator, in a uniform and nondiscriminatory manner, may elect.
(d) Form of Elections. Each election made pursuant to this Section shall be in writing and submitted to the Administrator on a form supplied by the Administrator for such purposes at such time as hereinabove provided.
    Section 3.10   Purchase of Employer Stock.
(a) Subject to the provisions of paragraph (b) below, the Trustee shall purchase shares of Employer Stock for the Employer Stock Fund either (i) in the open market, or (ii) privately from any other person or entity (including, without limitation, a Participant or an Employer) at a price per share not in excess of the closing sale price on the date of purchase as reported on the New York Stock Exchange, at a price per share equal to the closing bid price on the date of purchase as reported by that exchange, or if there were no such trades on the date of purchase, at a price per share equal to the closing price on the last day immediately preceding the date of purchase on which shares of Employer Stock were traded on such exchange.
(b) Notwithstanding the foregoing provisions of paragraph (a) above,
    (i) in no event shall the Trustee purchase shares of Employer
    Stock from a person or entity the sale by whom would subject such person or entity to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, and (ii) in the event that the Trustee purchases shares of Employer Stock from any person or entity that is a "party in interest" (within the meaning of Section 3(14) of ERISA), then such purchase shall satisfy in all respects the provisions of Section 408(e) of ERISA (and the regulations promulgated thereunder).
    Section 3.11 Voting of Shares. If a Participant directs the investment of any portion of his Individual Account in Employer Stock, that Participant will receive all information provided to shareholders of Employer Stock and will be entitled to direct the voting and exercise of similar rights with respect to the shares of Employer Stock allocated to his Individual Account as of the Valuation Date coincident with or immediately preceding the record date for such vote or other action.
If the Participant fails to exercise his right to direct the voting of the Employer Stock allocated to his Individual Account, such Employer
Stock will be voted by the Trustee in the same proportions as the aggregate Employer Stock allocated to the Individual Accounts of those Participants who do exercise their right to direct the voting of Employer Stock. If a Participant fails to exercise his right to direct the tender of Employer Stock in the event of a tender offer for Employer Stock, the Employer Stock allocated to his Individual Account will not be tendered. Activities relating to the purchase, sale, and exercise of voting and similar rights with respect to Employer Stock allocated to the Individual Accounts of Participants shall be the responsibility of the Trustee who shall carry out such activities on a confidential basis.
    Section 3.12   Options on Employer Stock.  Shares of
Employer Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Employer may reasonably require in order to assure compliance with applicable federal and state securities laws. Except as otherwise provided in this Article III, no shares of Employer Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement.
    Section 3.13 Voluntary Rollovers. A Participant may transfer (rollover) his interest in a plan qualified under sections 401(a) or 403(a) of the Code to this Plan. The rollover shall consist of a contribution, comprised of cash and/or property, which is all or a portion of an eligible rollover distribution with respect to which, unless otherwise provided by law, all of the following conditions are met:
(a) the amount distributed from such plan is transferred to this Plan no later than the sixtieth (60th) day after such distribution was received by the Employee;
(b) the amount transferred to this Plan does not include any amounts contributed by the Participant to the prior plan; and
(c) no part of the rollover is a distribution from a plan that was required due to the age of the Participant pursuant to section
    401(a)(9) of the Code; and
(d) the rollover of funds does not constitute a direct or indirect transfer from a plan which was subject to the qualified joint and survivor annuity requirements of sections 401(a)(11) and 417 of the Code.
Such rollover may also be made through an Individual Retirement Plan qualified under section 408 of the Code, where the Individual
Retirement Plan was used solely as a conduit from the plan from which the distribution was made and the rollover is made in accordance with subsections (a) through (d) of this Section; provided, further, that the amount so transferred does not include contributions made by the Employee to the Individual Retirement Plan or earnings on such contributions. Furthermore, a rollover of "accumulated deductible employee contributions" (as defined by section 72(o) of the Code) may be made if and to the extent permitted by the Secretary of the Treasury.
    Section 3.14 Transfers. Account balances in another plan qualified under section 401(a) of the Code may be transferred to this Plan. The Transfer Account may contain sub-accounts so that the transferred contributions are segregated and maintained as in the plan from which the funds were transferred. Accordingly, this may include a sub-account for funds transferred from a tax-deferred employee contributions account, employer contributions account or non-deductible employee contributions account of the transferor plan.

                          A R T I C L E   IV
                    ALLOCATIONS TO INDIVIDUAL ACCOUNTS

    Section 4.01   Individual Accounts.  On each Valuation Date
the Trustee shall determine the value of the Fund, at its fair market value adjusted for appropriate accrual items, and the balances of all Individual Accounts shall be brought up to date in accordance with this Article so that the sum total of the balances of all Individual Accounts shall equal the value of the Fund on such date. In determining the fair market value of Employer Stock, the Trustee shall rely on the closing bid price per share listed by the New York Stock Exchange as of the close of the business day coinciding with or last preceding the
Valuation Date. All entries to Individual Accounts shall be conclusive and binding on all Participants and Beneficiaries.
    Section 4.02   Account Adjustments.
(a) Allocation of Contributions. As of each Valuation Date, the Participant Tax-Deferred Contributions, Voluntary Rollover Contributions, and Matching Employer Contributions Accounts of
    each Participant shall be brought up to date and credited with contributions made since the last Valuation Date, as applicable. Participant Tax-Deferred Contributions may be considered allocated as of any date within the Plan Year only if the allocation is not contingent upon the participation of the Employee in the Plan or the performance of any services on a date subsequent to the date of allocation, and, the Participant Tax-Deferred Contribution is actually paid to the Trust no later than the end of the twelve
    (12)-month period immediately following the Plan Year to which the contribution relates. The allocation of Employer Contributions shall not be discontinued or decreased due to the Participant's attainment of any age.
(b) Allocation of Fund Earnings. As of each Valuation Date, each Participant's accounts shall be credited or charged with a share of the Fund Earnings allocable to each such account in proportion to the value of the account for the period since the last Valuation Date, and debited by the amount of withdrawals, if any, made since that Valuation Date. Adjustments may be made in an
    equitable manner, to accurately reflect Fund Earnings based upon an average account balance during the period.
(c) Allocation of Dividends. Dividends on Employer Stock (whether in cash or stock) shall be allocated to each Participant's Individual Account in the ratio that the number of shares of Employer Stock in each respective account on the date that the dividends are declared bears to the total number of shares of Employer Stock in all such accounts as of such date.
(d) Forfeitures. Forfeitures which become available for reallocation under the terms of Sections 3.05 or 5.06, shall be used to augment the Matching Employer Contribution to the Matching Employer Contributions Account.
    Section 4.03   Limitation on Allocations.
(a) Annual Additions Limitation. Subject to further reduction under subsections (b) and (c), the annual additions to the Individual Account of a Participant shall not exceed the Maximum Permissible Amount. For purposes of this Section, "annual additions" shall mean, for any Limitation Year, reallocated Forfeitures plus the sum of the Participant's Tax-Deferred Contributions and the
    Participant's allocable share of Employer Contributions, all determined prior to any corrective distribution or Forfeiture pursuant to Section 3.06 and amounts allocated to an individual medical account as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer and amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in section
    419A(d)(3) of the Code, under a welfare benefit fund as defined in section 419(e) of the Code maintained by the Employer.
(b) Maximum Permissible Amount.  For any Limitation Year, the
    Maximum Permissible Amount shall mean the lesser of:
    (1)    thirty thousand dollars ($30,000) (or such greater
           amount according to the cost-of-living adjustment
           permissible under section 415(d)(3) of the Code and
           determined by the Commissioner of Internal Revenue
           for the Limitation Year or, if greater, one-fourth (1/4)
           of the limit for defined benefit plans as set forth in
           section 415(b)(1) of the Code as in effect for the
           Limitation Year), or
    (2)    twenty-five percent (25%) of the Compensation
           received by the Participant from the Employer for the
           Limitation Year.
If because of an amendment changing the Limitation Year, a short Limitation Year is created, then the Maximum Permissible Amount will not exceed thirty thousand dollars ($30,000)
multiplied by the following fraction:
               Number of months in the short Limitation Year
                           ----------------------
                                twelve (12)

(c) Aggregation of Plans. If, in addition to this Plan, the Employer maintains another defined contribution plan, then the limitations under section 415 of the Code shall apply as if such other plan and this Plan were one (1) plan, and the limitation under subsection (a) shall be reduced correspondingly by the amount of annual additions (as defined in section 415(c) of the Code) allocated to the account or accounts of a Participant covered under such other plan.
(d) Disposition of Excess Amounts. If a reduction of amounts to be allocated to a Participant's Individual Account is necessitated by such facts and circumstances which the Commissioner finds justify the application of the limits imposed by section 415 of the Code, such reduction shall be as follows:
    (1) the Participant Tax-Deferred Contributions in excess of the limit shall be distributed to the Participant prior to April 15 of the year following the year of deferral;
    (2) the amount of such reduction consisting of Employer Contributions shall be allocated and reallocated to the Employer Contributions Accounts of other Participants in accordance with Section 4.02(d) to the extent that such amounts do not exceed the limitations of this Section; and
    (3) If such reductions cannot be allocated in the foregoing manner, such reductions shall be allocated to a suspense account and held therein until the next Valuation Date and succeeding Valuation Dates as of which such amounts can be either allocated or credited under Section 4.02 until the amount in the suspense account is exhausted. Notwithstanding the foregoing, the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the Valuation Date such contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were the date of allocation;
           and, provided further, that investment gains and losses and other income shall not be allocated to the suspense account. If a suspense account is in existence at any time during a particular Limitation
           Year, all amounts in the suspense account must be allocated and reallocated to Participants' Employer Contributions Accounts before any Employer
           Contributions or Participant Tax-Deferred
           Contributions may be made to the Plan for that Limitation Year. Upon termination of the Plan, the suspense account shall revert to the Employer to the extent it may not then be allocated to any Individual
           Account of a Participant.

                             A R T I C L E   V
                                 BENEFITS

    Section 5.01   Payment of Benefits.
(a) Determination of Value.
    The value of an Individual Account which is to be distributed pursuant to the normal form of benefit described in Section 5.01(e) below shall be determined as an amount equal to the balance of such Individual Account as of the Valuation Date next preceding the date of the termination of the Employment, or Retirement, of the Participant, plus any contributions credited to his account since that time, together with Fund Earnings credited or charged thereto as of each subsequent Valuation Date up to and including the Valuation Date which next precedes the date such determination is made, less the sum of any distributions to such Participant since such Valuation Date and less the portion of such account, if any, which is to be paid to an Alternate Payee in accordance with the terms of a Qualified Domestic Relations Order.
(b) General Conditions.
    (1) Before payment of any benefit hereunder, the Administrator may require that written application be made by the Participant or Beneficiary, as the case may be, and submitted to the Administrator in such form and manner as it shall uniformly and nondiscriminatorily prescribe.
    (2) The Plan Administrator shall require the written consent of the Participant prior to the commencement of the distribution of any part of his benefit if the value of such benefit is greater than three thousand five hundred dollars ($3,500) and the distribution is to be made prior to the time the Participant has reached his Normal Retirement Age.
    (3) Any payment made in accordance with the provisions of the Plan to a Participant or Beneficiary, or to their legal representative, shall, to the extent of the method of computation as well as the amount thereof, constitute full satisfaction of claims hereunder against the Trustee, the Committee and the Administrator, any of whom may require such Participant, Beneficiary or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor.
    (4) The distribution of the Participant's entire interest in the Plan will be made in a lump sum or in periodic payments over a period not exceeding the life expectancy of the Participant or the joint life expectancy of the Participant and his designated
           Beneficiary.
    (5) Any benefits available under the Plan which are protected benefits as defined under section 411(d)(6) of the Code and the regulations promulgated thereunder will be available to Participants without regard to the Administrator's consent or discretion.
(c) Time of Payment. Benefits shall be paid as soon as is practicable after the value thereof shall have been determined, and when a Participant becomes eligible for a benefit, in accordance with the terms of this Article V. Unless a Participant elects to defer the payment of his benefits until a later date, the payment shall be made or commenced not later than sixty (60) days after the close of the Plan Year in which the later of the following events occurs:
    (1)    the Participant reaches his Normal Retirement Date,
    (2) the tenth (10th) anniversary of the year in which the Participant began participating in the Plan, or
    (3) the Participant terminates his Employment with the Employer.
(d) Required Distribution. Distribution of benefits shall commence no later than April 1 following the calendar year in which the Participant attains age seventy and one-half (70 1/2) without regard to the actual date of Retirement or termination of Employment. Provided however, for any Participant who is at least age seventy and one-half (70 1/2) as of January 1, 1988 and who was not a Five-Percent Owner at any time after attaining age sixty-six and one-half (66 1/2), distribution of benefits shall commence no later than the end of the taxable year in which the Participant attains age seventy and one-half (70 1/2), or in which he retires, whichever is later.
(e) Normal Form of Payment. Unless a Participant elects an optional form of payment pursuant to Section 7.02, the form of payment of a benefit under the Plan shall be a lump sum payment of the entire nonforfeitable interest of the Participant in the Plan within one (1) taxable year to the Participant or the Beneficiary, as the case may be.
    Distributions shall normally be made in cash; however a Participant, a portion of whose Individual Account is invested in Employer Stock, may elect to receive his distribution in whole shares of Employer Stock held in his Individual Account and cash equal to any fractional shares or in cash equal to the value of the shares of Employer Stock that would otherwise be distributed. The Employer Stock, including fractional shares, shall be valued on the basis of the closing bid price per share listed by the New York
    Stock Exchange as of the close of the business day last preceding the date of distribution.

(f) Small Benefit Paid as Lump Sum. In the event that a Participant's entire nonforfeitable benefit does not exceed three thousand five hundred dollars ($3,500) at the time of termination of Employment, the Plan Administrator shall direct the Trustee to distribute to the Participant the entire nonforfeitable benefit in one lump sum no later than the close of the second Plan Year following the Plan
    Year in which the Participant terminated Employment. Provided however, no distributions may be required after the annuity starting date unless the Participant (and his spouse, as applicable) consents in writing to such distribution. For these purposes, the term "annuity starting date" means:
    (1) the first day of the first period for which an amount is payable as an annuity, or
    (2) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to the benefit.

(g) Calculation of Life Expectancy. For the purposes of Sections 5.01(b)(4) and 5.01(d), payments will be calculated by using the return multiples specified in section 1.72-9 of the regulations under the Code. Life expectancy of a surviving spouse may be recalculated annually; in the case of any other designated Beneficiary, such life expectancy will be calculated only at the time payment first commences. If the Beneficiary is not the spouse, at least fifty percent (50%) of the amount to be distributed must be paid within the life expectancy of the Participant.
    Section 5.02 Early Retirement Benefit. Each Participant shall be eligible to retire on or after his Early Retirement Date whereupon he shall be entitled to an Early Retirement Benefit equal to the value of his Individual Account.
    Section 5.03 Normal Retirement Benefit. Each Participant shall be eligible to retire on his Normal Retirement Date whereupon he shall be entitled to a Normal Retirement Benefit equal to the value of his Individual Account. The interest of a Participant in his Individual Account shall be fully vested and nonforfeitable on the date the Participant attains his Normal Retirement Age.
    Section 5.04 Delayed Retirement Benefit. A Participant who continues Employment beyond his Normal Retirement Date may retire on his Delayed Retirement Date whereupon he shall be entitled to a Delayed Retirement Benefit equal to the value of his Individual
Account.
    Section 5.05 Disability Retirement Benefit. For purposes of the Plan, a Participant shall be deemed to be disabled or under a disability if he has a physical or mental condition which renders him incapable of performing his usual and customary duties of Employment.
The decision as to the existence of a disability shall be made by the Plan Administrator on the basis of competent medical opinion. A Participant who has become disabled as defined in this Section shall be retired on his Disability Retirement Date whereupon he shall be entitled to a Disability Retirement Benefit equal to the value of his Individual Account.
    Section 5.06   Vested Benefit.
(a) Determination of Vested Benefit. If a Participant terminates Employment other than because of his death or Retirement and if he then does not become entitled to a benefit under any preceding Section of this Article V, he shall be entitled to a Vested Benefit under this Section equal to the vested value of his Individual Account. Such vested value shall be determined as follows:
    (1)    The nonforfeitable percentage of his Employer
           Contributions Account shall be determined according to the following schedule:

    Years of Credited                    Percentage of
Employment at Termination               Account Vested
Less than 3                                   0%
    3                                        20%
    4                                        40%
    5                                        60%
    6                                        80%
7 or more                                   100%


    (2)    The remainder of his Individual Account shall be fully
    vested and nonforfeitable at all times. Notwithstanding any other provision of the Plan to the contrary, the right of any Participant to receive any benefits payable under this Section shall not be forfeited or waived for any reason for which such Participant's Employment is terminated, provided that such termination occurs after he has met the requirements which would qualify him for benefits hereunder.
(b) Distribution of Vested Benefit. The Vested Benefit shall be payable within sixty (60) days after the Valuation Date coincident with or next following the date Employment is terminated or as soon
    thereafter as is administratively feasible.   However, if the value of
    his vested Individual Account is greater than three thousand five hundred dollars ($3,500), then the Vested Benefit may not be distributed without the Participant's consent prior to the time he attains what would have been his Normal Retirement Date. Any portion of the Employer Contributions Account of the Participant which is in excess of the nonforfeitable percentage thereof shall, upon termination of the Participant's Employment under this Section, be maintained until the Valuation Date coincident with or following the earlier of
    (1)    the date on which the Vested Benefit is distributed, or
    (2) the date on which the Participant incurs five (5) consecutive one-year Breaks in Employment.
    At that time, such excess shall constitute a Forfeiture and shall be reallocated in accordance with Section 4.02(d). For purposes of this Section, if the value of a Participant's Vested Benefit is zero, the Participant shall be deemed to have received a distribution of such Vested Benefit as of the Valuation Date coincident with or next following the date on which he has incurred a Break in Employment.
    If a Participant who is partially but not fully vested at the time of his termination of Employment and who has received or is deemed to have received a distribution of the vested portion of his Individual Account is reemployed before he has incurred five (5) consecutive one-year Breaks in Employment, then the previously forfeited portion of his Employer Contributions Account shall be restored provided he repays the amount distributed to him from his Employer Contributions Account before the earlier of the close of the Plan Year in which he incurs his fifth consecutive one-year
    Break in Employment following the date of distribution, or five (5) years after the date on which he is reemployed by the Employer.
    The Employer shall contribute to such Participant's Employer Contributions Account an amount equal to the amount which he previously forfeited and his vested interest shall be determined thereafter as if he had not ceased Employment. Upon repayment, the nonvested amount reinstated will not be less than the nonvested amount in the Participant's Employer Contributions
    Account at the time of distribution, unadjusted by any subsequent gains or losses.
    Section 5.07   Death Benefit.
(a) Benefit. In the event a Participant's death occurs while employed by the Employer, then a death benefit equal to the full value of his Individual Account shall be payable to the Beneficiary of the Participant. In the event a Participant's death occurs after having terminated Employment but before distribution of any benefit has commenced, a death benefit equal to the portion of his Individual
    Account to which he would otherwise have been entitled shall be payable to the Beneficiary of the Participant.
(b) Designation of Alternate Beneficiary. A married Participant may designate, in writing on forms provided by the Administrator, a Beneficiary other than his spouse if (i) the Participant's spouse consents in writing to such election, (ii) the spouse's consent acknowledges the effect of such election and (iii) such election is witnessed by the Plan Administrator or a Notary Public, or it is established to the satisfaction of the Plan Administrator that the consent required under (i) above may not be obtained because there is no spouse or because the spouse cannot be located. Any consent by a spouse (or assertion that the consent of a spouse may not be obtained) under the preceding sentence shall be effective only with respect to such spouse and any subsequent change in the designation of the Beneficiary is invalid without a new consent from the spouse. The election must designate a Beneficiary (or a form of benefits) which designations may not be changed without spousal consent; however, the consent of the spouse may expressly permit designations by the Participant without further consent by the spouse.
(c) Distribution Upon Death. Upon the death of the Participant, the following distribution provisions shall take effect:
    (1) If the Participant dies after distribution of his account has commenced, the remaining portion of such account will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.
    (2) If the Participant dies before distribution of his account commences, the Participant's entire account will be distributed no later than five (5) years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:
       (i) If any portion of the Participant's account is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life expectancy of the designated Beneficiary. Such distribution shall commence at such time as the Plan
           Administrator shall determine, but no later than sixty (60) days after the end of the Plan Year in which death occurs, or one (1) year after the date of death.
       (ii) If the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the date on which the Participant would have attained age seventy and one-half (70 1/2), and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.
    (3) For purposes of (2) above, payments will be calculated by use of the return multiples specified in section 1.72-9 of the regulations. Life expectancy of a surviving spouse may be recalculated annually;
           however, in the case of any other designated
           Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.
    (4) For purposes of (1), (2) and (3) above, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.
    (5) Subject to the provisions of Section 5.01(e), the Beneficiary may choose to receive payments in accordance with Section 7.02.
    (6) The Plan Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the vested benefits of a deceased Participant as the Plan Administrator may deem desirable. The Plan Administrator's determination of death and of the right of any person to receive payment shall be conclusive.
Any distribution hereunder shall be made in accordance with the requirements of the regulations under Code section 401(a)(9), including the minimum distribution incidental benefit requirements of section 1.401(a)(9)-2 of the proposed regulations.
    Section 5.08   Withdrawal of Contributions.  Withdrawals by a
Participant shall be permitted in accordance with the provisions of this Section. Any such withdrawal shall be permitted at such time or times, and in such manner and form, as shall be uniformly and nondiscriminatorily established by the Plan Administrator.
(a) Employer Contributions. In-service withdrawals shall not be made for any reason from the Matching Employer Contributions Account of a Participant.
(b) Participant Tax-Deferred Contributions. In-service withdrawals shall be permitted from the Participant Tax-Deferred Contributions Account only upon demonstration of hardship, i.e., only if the withdrawal is necessary in light of an immediate and heavy financial need of the Participant. Such withdrawal shall not exceed the amount required to meet the immediate financial need created by the hardship (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) and shall not reasonably be available from other resources of the Participant.
    The determination of an immediate and heavy financial need and of the amount necessary to meet the need shall be made by the Plan Administrator in accordance with the standards set forth in Treasury Regulation 1.401(k)-0 and other rulings or notices published by the Commissioner.
    Under these standards, acceptable reasons for a hardship withdrawal shall be limited to:
    (1) medical expenses described in section 213(d) of the Code incurred by the Participant, his spouse or his dependents (as defined in section 152 of the Code);
    (2) purchase (excluding mortgage payments) of a principal residence for the Participant;
    (3) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse or his dependents; or
    (4) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.
    The amount of the hardship withdrawal shall be further limited to the amount of Participant Tax-Deferred Contributions exclusive of earnings allocable thereto.
(c) Voluntary Rollover Contributions. In-service withdrawals shall be permitted from the Voluntary Rollover Accounts; provided, however, that withdrawals may not be made more frequently than once between Valuation Dates.
    Section 5.09   Failure to Locate.  If the Participant or
Beneficiary to whom benefits are to be distributed cannot be located, and reasonable efforts have been made to find him, including sending notification by certified or registered mail to his last known address, then the Plan Administrator shall consider the balances in the Participant's Individual Account forfeited, and such amounts shall be reallocated in accordance with Section 4.02(d). In the event that such Participant or Beneficiary is subsequently located, the balance in his Individual Account at the time of forfeiture shall be reinstated and distributed to him.

                             A R T I C L E  VI
                     MODIFICATIONS FOR TOP-HEAVY PLANS

    Section 6.01 Application of Provisions. Prior to the allocation of contributions to Participant accounts pursuant to Section 4.02, the Plan Administrator shall determine whether the Plan constitutes a Top Heavy Plan. Should a determination be made that this Plan constitutes a Top Heavy Plan, the provisions of this Article VI shall be applicable notwithstanding any other provisions of this Plan to the contrary.
    Section 6.02 Minimum Contribution. A minimum amount, which is the sum of Employer contributions and forfeitures, shall be provided to each Non-Key Employee who is employed on the last day of the Plan Year. This minimum amount will be provided, even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation because of:
(a) his failure to complete one thousand (1,000) Hours of Employment during the Plan Year,
(b) his failure to make contributions required for participation in the Plan, or
(c) his level of Compensation.
The minimum amount required under this Section shall be equal to three percent (3%) of the Participant's Compensation. If, however, the sum of Employer contributions and forfeitures for any Key Employee for such Plan Year, under this and any other defined contribution plan required to be included in the Top Heavy Ratio and maintained by the Employer, is less than three percent (3%) of such Key Employee's total Compensation not in excess of one hundred and fifty thousand dollars ($150,000), then the minimum amount required need not exceed the amount that results from multiplying each Participant's Compensation by the highest contribution rate of any Key Employee covered by the Plan.
Participant Tax-Deferred Contributions and Matching Employer
Contributions (and Forfeitures allocable thereto) made on behalf of Key Employees shall be taken into account in determining the minimum required amount. However, such contributions made on behalf of Non-Key Employees shall not be treated as Employer contributions for purposes of satisfying the minimum required amount as described above.
There shall be disregarded for purposes of this Section, any contributions or benefits under chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other federal or state law.
    Section 6.03 Accelerated Vesting. This Plan provides for a graduated vesting schedule in Section 5.06. For any Plan Year in which this Plan is deemed to be a Top Heavy Plan, the vesting schedule shall be as follows:


Years of Credited                        Percentage of
Employment at Termination                Account Vested
Less than 2                                    0%
    2                                         20%
    3                                         40%
    4                                         60%
    5                                         80%
6 or more                                    100%


Should this Plan, in a later year, not be deemed a Top Heavy Plan, after previously being so categorized, the original vesting schedule shall again be effective, except that the vested percentage attained by Participants shall not be reduced thereby and Participants with three (3) or more Years of Employment shall have the right to select the schedule under which their Vested Benefit will be determined.

                            A R T I C L E   VII
                              FORM OF PAYMENT

    Section 7.01   Description of Optional Benefits.
Notwithstanding any statement herein to the contrary, in no event shall election of any optional form of benefit be permitted which would enable the Participant to elect irrevocably prior to Retirement to have all or such part of his nonforfeitable interest in the Plan, which would otherwise become available to him during his lifetime, paid to his Beneficiary after his death in such a way that would cause the Plan to fail to meet the requirements of section 401(a) of the Code. In accordance with the above, the following optional forms shall be available:
(a) Option A: Time Period Installments. Option A shall be defined as a distribution, which shall begin at the Participant's Retirement or termination, from the Individual Account balance of the Participant payable in monthly, quarterly, semi-annual or annual installments, over a specified period of years not in excess of twenty (20) years, as elected by the Participant. The distribution in any year shall be determined as a fraction of the remaining Individual Account value, such fraction being determined as of the most recent Valuation
    Date as one (1) divided by the remaining number of years of the specified period, in accordance with the election of the Participant; provided, however, that no arrangement may be made which would result in a periodic payment of less than fifty dollars ($50.00).
    Upon the death of the Participant after distributions commence hereunder, the Beneficiary, if living, may similarly elect to receive the balance of the Individual Account of the Participant in installments over not more than five (5) years or in a lump sum, and upon the Beneficiary's subsequent death, the balance, if any, in the Individual Account of the Participant shall be paid in a lump sum to the estate of the Beneficiary.
(b) Option B: Level Dollar Installments. Option B shall be defined as a distribution, which shall begin at the Participant's Retirement or termination, from the Participant's Individual Account balance in level monthly, quarterly, semi-annual or annual installments of such amount as elected by the Participant, payable until there is no balance remaining in the Individual Account of the Participant. It is further provided that the total annual amount of such installments must equal not less than ten percent (10%) of the value of the Individual Account as of the Valuation Date which immediately precedes the date the distribution commences and that no installment arrangement may be made which involves a periodic payment of less than fifty dollars ($50.00), or which involves payments over more than twenty (20) years. Upon the death of the Participant while payments are being made under this Option, the Beneficiary shall receive the balance of the Individual Account in a lump sum.
    Section 7.02 Election of Options. A Participant or Beneficiary entitled to a benefit under the Plan may elect, upon written notice of such election filed with the Administrator in such form and manner as prescribed by the Administrator, to receive such benefit payable in accordance with any one of the options provided above. The election of any option may be revoked and a new option elected, but election of any option hereunder shall be duly filed prior to the date benefits would otherwise be paid or commenced, and in no event shall an election be permitted after the initial distribution or commencement of payment of any benefit.
    Section 7.03 Eligible Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                           A R T I C L E   VIII
                          PARTICIPATING EMPLOYERS

    Section 8.01 Participation by Other Employers. Anything contained herein to the contrary notwithstanding, with the consent of the Sponsor, any wholly owned subsidiary of the Sponsor may participate in this Plan and be known as a participating Employer.
    Section 8.02 Delegation of Authority. With respect to all of its relations with the Trustee and Administrative Committee for the purpose of this Plan, such participating Employers and each of them shall be deemed to have authorized and empowered the Sponsor to execute the Plan on behalf of such Employer. Further, the participating Employers and each of them shall be deemed to have authorized and empowered the Sponsor to execute the trust agreement which constitutes a part hereof, and any amendments to the Plan and to take any other actions as he may deem necessary to implement and maintain the Plan.
    Section 8.03   Employee Transfer.  In the event that an
Employee is transferred between participating Employers, the Employee involved shall carry with him his accumulated years of employment and eligibility. No such transfer shall effect a termination of Employment hereunder, and the participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the participating Employer from whom the Employee was transferred, provided, however, that no duplication of benefits shall result.
    Section 8.04   Discontinuance of Participation.  Any
participating Employer may, with the consent of the Sponsor, discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee.
    Section 8.05 Administrative Committee Authority. The Administrative Committee shall have authority to make any and all necessary rules binding upon all participating Employers and all Participants, to effectuate the purpose of the Article.



                            A R T I C L E   IX
                          ADMINISTRATION OF PLAN

    Section 9.01   Plan Administrator.  The Administrator of the
Plan shall have the sole power, duty and responsibility of directing the administration thereof in accordance with the provisions herein set forth. The Administrator shall have the sole and absolute right and power to construe and to interpret the provisions of the Plan and to administer it for the best interests of Employees including, but not limited to, the following powers and duties:
(a) to construe any ambiguity and interpret any provision of the Plan or supply any omission or reconcile any inconsistencies in such manner as it deems proper;
(b) to determine eligibility to become a Participant in the Plan in accordance with its terms;
(c) to decide all questions of eligibility for, and determine the amount, manner, and time of payment of any benefits hereunder, and to afford any person dissatisfied with such decision or determination, upon written notice thereof, the right to a full and fair hearing thereon;
(d) to establish uniform rules and procedures to be followed by Participants and Beneficiaries in filing applications for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan;
(e) to adopt such reasonable accounting methods as it deems necessary or desirable, and to receive and review the annual allocation report on the Plan;
(f) to receive and review reports of the financial condition and of the receipts and disbursements of the Fund from the Trustee, and to determine and communicate to the Trustee the long-term and short-term financial goals of the Plan;
(g) to file such reports and statements with, and to make such disclosures to the Secretary of Labor or his delegate and the Internal Revenue Service as required by law;
(h) to furnish to Participants and Beneficiaries such information and statements, with respect to the Plan and their individual interests therein, as required by law, and any additional information as it deems to be appropriate; and
(i) to establish reasonable procedures for determining whether a Domestic Relations Order is a Qualified Domestic Relations Order pursuant to the Plan and the Retirement Equity Act.
All directions by the Administrator shall be conclusive on all parties concerned, including the Trustee, and all decisions of the Administrator as to the facts of any case and the meaning, intent, or proper construction of any provision of the Plan, or as to any rule or regulation in its application to any case shall be final and conclusive; provided, however, that all rules and decisions of the Administrator shall be uniformly and consistently applied to all Employees in similar circumstances, and the Administrator shall have no power administratively to add to, subtract from or modify any of the terms of the Plan, or to change, add to or subtract from any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for participation or for benefits under the Plan.
    Section 9.02 Claims Procedure. If the Administrator shall determine that benefits applied for by a Participant or Beneficiary shall be denied either in whole or in part, the following provisions shall govern:
(a) Notice of Denial. The Administrator shall, upon its denial of a claim for benefits under the Plan, provide the applicant with written notice of such denial setting forth (1) the specific reason or reasons for the denial, (2) specific reference to pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary for the claimant to perfect the claim, and (4) an explanation of the claimant's rights with respect to the claims review procedure as provided in subsection (b) of this Section.
(b) Claims Review. Every claimant with respect to whom a claim is denied shall, upon written notice of such denial, have the right to
    (1) request a review of the denial of benefits by written notice delivered to the Administrator, (2) review pertinent documents and
    (3) submit issues and comments in writing.
(c) Decision on Review. The Administrator shall, upon receipt of a request for review submitted by the claimant in accordance with subsection (b), appoint a committee for the purpose of conducting such review and provide the claimant with written notice of the decision reached by the said committee setting forth the specific reasons for the decision and specific references to the provisions of the Plan upon which the decision is based. Such notice shall be delivered to the claimant not later than sixty (60) days following the receipt of the request of the claimant, or, in the event that the Administrator shall determine that a hearing is needed, not later than one hundred twenty (120) days following receipt of such request.
    Section 9.03   Records.  All acts, determinations and
correspondence with respect to the Plan shall be duly recorded and all such records, together with such other documents, including the Plan and all amendments thereto, if any, pertinent to the Plan or the administration thereof, shall be preserved in the custody of the Administrator and shall at all reasonable times be made available to Participants and Beneficiaries for examination.
    Section 9.04 Delegation of Authority. The duties and responsibilities of the Administrator as set forth in this Article and elsewhere in the Plan may be delegated in whatever manner it chooses, in whole or in part, to an Administrative Committee consisting of such persons as the Administrator shall select. The Administrator shall certify to the Trustee in writing as to the membership and extent of authority of such Committee and any changes relative thereto as may occur from time to time. The authority of the Committee shall be deemed to be that of the Administrator to the extent so certified by the Administrator. The Trustee shall be entitled to rely on the last such certification received and to continue to rely thereon until subsequent written certification to the contrary is received from the Administrator. The Administrator shall indemnify and hold harmless the members of the Committee, and each of them, from any liability arising from the effects and consequences of their acts, omissions and conduct in their official capacity with respect to the Plan and the administration thereof, except to the extent that such liability shall result from their own willful misconduct or gross negligence. The Administrator, or the Administrative Committee to which it has delegated its duties and responsibilities hereunder, may employ such competent agent or agents as it may deem appropriate or desirable to perform such ministerial duties or consultative or other services as the Administrator or its Committee may deem necessary to facilitate the efficient and proper administration of the Plan. The Administrator and its Committee shall be entitled to rely upon all reports, advice and information furnished by such agent or agents, and all action taken or suffered by them in good faith in reliance thereon shall be conclusive upon all such agents, Participants, Beneficiaries and other persons interested in the Plan.
    Section 9.05   Legal Incompetence.  If any Participant or
Beneficiary is a minor, or is in the judgment of the Administrator otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him hereunder, the Administrator may, unless and until a claim shall have been made by a guardian or conservator of such person duly appointed by a court of competent jurisdiction, direct the Trustee that payment be made to such person's spouse, child, parent, brother, sister or other person deemed by the Administrator to be a proper person to receive such payment. Any payment so made shall be a complete discharge of any liability under the Plan for such payment.
    Section 9.06 Correction of Errors. If any change in records or error results in any Participant or Beneficiary receiving from the Plan more or less than he would have been entitled to receive had the records been correct or had the error not been made, the Administrator, upon discovery of such error, shall correct the error by adjusting, as far as is practicable, the payments in such a manner that the benefits to which such person was correctly entitled shall be paid.
    Section 9.07   Qualified Domestic Relations Order Procedure.
In the case of any Domestic Relations Order received by the Plan Administrator, the Plan Administrator shall promptly notify the Participant and the Alternate Payee of the receipt of such order and the Plan's procedures for determining the qualified status of Domestic
Relations Orders, and within a reasonable period after receipt of such order, the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.
The Plan Administrator shall establish, in writing, reasonable procedures to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order and if it is so determined, procedures to administer the distribution of benefits to an Alternate
Payee.  An Alternate Payee, or any person claiming to be an Alternate
Payee, shall be given the notice of the Plan's procedures for determining whether a Domestic Relations Order is qualified and the Plan's procedures for the distribution of benefits under Qualified
Orders. Furthermore, an Alternate Payee, or any person claiming to be an Alternate Payee, shall be given the opportunity to designate a representative to receive any notices or information concerning the status of the Domestic Relations Order and/or the distribution of benefits under any such order which is determined to be qualified.
During any period in which the issue of whether a Domestic Relations
Order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall account separately for, in the Plan or in an escrow account, the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within eighteen (18) months, it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order.
Any determination that an order is a Qualified Domestic Relations
Order which is made after the close of the eighteen (18)-month period shall be applied prospectively only.
If the Plan Administrator or any fiduciary acts in accordance with this
Section in treating a Domestic Relations Order as being (or not being) a Qualified Domestic Relations Order, or taking action under this Section, then the Plan's obligation to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to the Code.

                             A R T I C L E   X
                         AMENDMENT OR TERMINATION

    Section 10.01 Amendment of Plan. The Administrator shall have the right at any time to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed by the Administrator and delivered to and acknowledged by the Trustee; provided, however, that no amendment shall have the effect of causing or permitting any part of the Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries and no amendment shall have the effect of revesting in the Employer any portion of the Fund. No amendment to the Plan shall decrease a Participant's account balance or eliminate an optional form of distribution. No amendment to the Plan shall reduce or restrict, either directly or indirectly, any benefit which is a protected benefit as defined under section 411(d)(6) of the Code and the regulations promulgated thereunder. If an early retirement benefit or other optional retirement benefit is changed by amendment, the benefits with respect to the benefits accrued to the date of the amendment shall not be reduced for any Participant who at any time on or after the amendment satisfied the preamendment conditions for the benefit. No amendment to the vesting schedule shall deprive a Participant of his nonforfeitable rights to benefits accrued to the later of the date of the adoption of the amendment or the effective date of such amendment. If the vesting schedule of the Plan is amended, or if the Plan is amended in any way which directly or indirectly affects the computation of a Participant's nonforfeitable percentage of benefits, each Participant with at least three (3) Years of Employment may elect, within a reasonable period after such amendment is adopted, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence on the date of adoption of the amendment and shall end on the latest of:
(a) sixty (60) days after the amendment is adopted;
(b) sixty (60) days after the amendment is effective; or
(c) sixty (60) days after the Participant is given written notice of the amendment by the Administrator.
No amendment shall operate to increase the duties and responsibilities of the Trustee except by written instrument duly executed by and between the Administrator and the Trustee.
    Section 10.02 Termination of Plan. Although the Employer expects the Plan to be continued indefinitely, it reserves the right at any time to terminate the Plan by action of its Board and to discontinue all contributions from time to time as it shall deem appropriate and necessary, and such suspension of contributions shall not be considered to be a termination of the Plan. In the event of termination of the Plan or a complete discontinuance of contributions to the Plan, the Administrator shall notify the Trustee in writing of such termination and, prior to any distribution of assets hereunder, shall file notice with the Internal Revenue Service.
    Section 10.03 Distribution upon Termination. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions, the Individual Account of each affected Participant shall become nonforfeitable without regard to the Section of Article V entitled "Vested Benefit". The Administrator, by written notice of termination of the Plan, shall direct the Trustee to reduce such assets of the Fund to cash which are not designated by the Administrator to be retained for distribution in kind. The Trustee shall cause a valuation of the Fund to be made as of the date such assets are reduced to cash, at which time the balances of Individual Accounts shall be brought up to date in accordance with Section 4.02. Upon completion of such accounting and receipt from the Administrator of directions as to the form of distributions, the Trustee shall distribute the assets of the Fund to the Participants or Beneficiaries, as the case may be, in accordance with such directions.
    Section 10.04 Distribution Limitation. Notwithstanding the foregoing Section 10.03, funds attributable to Participant Tax-Deferred Contributions may not be distributed earlier than upon one of the following events:
(a) the Participant's retirement, death, disability or separation from service;
(b) the termination of the Plan without the establishment of a successor plan;
(c) the date of the sale or other disposition by the Employer to an unrelated corporation of substantially all of the assets of the Employer, but only with respect to an Employee who continues employment with the corporation acquiring the assets;
(d) the date of the sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity, but only with respect to an Employee who continues employment with such subsidiary;
(e) the Participant's attainment of age fifty-nine and one-half (59 1/2);
    or
(f) the Participant's hardship, as described in Section 5.08(b).
    Section 10.05 Merger of Plan. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other retirement plan, the benefit hereunder to which a Participant or Beneficiary is entitled (if the Plan subsequently terminated) shall, immediately after such merger, consolidation or transfer, be equal to or greater than such benefit would have been immediately before such merger, consolidation or transfer (if the Plan had then terminated).
The limitations of Section 10.04 above continue to apply to amounts attributable to Participant Tax-Deferred Contributions after such amounts are transferred to another qualified plan of any employer.
    Section 10.06  Failure of Internal Revenue Service
Qualification. This Plan is adopted by the Employer upon the condition that it shall qualify initially under the applicable provisions of the Code. Therefore, if the Plan fails to so qualify, as evidenced by receipt of a letter to such effect from the Internal Revenue Service, then the Employer reserves the following:
(a) in the case of the initial adoption and qualification of the Plan, the right to withdraw and terminate the Plan hereunder whereupon no Participant shall have any right or claim to any of the assets hereunder which are derived from Employer contributions, notwithstanding any other provision hereof; or
(b) the right to amend the Plan to the extent necessary to secure a favorable determination that the Plan is so qualified.

                            A R T I C L E   XI
                               MISCELLANEOUS

    Section 11.01        Liability of Employer.  No Employee,
Participant or Beneficiary shall have any right or claim to any benefit under the Plan except in accordance with its provisions.
    Section 11.02 Spendthrift Clause. No interest, right or claim in or to any part of the Trust Fund or any payment therefrom shall be assigned or alienated, transferable or subject to sale, mortgage, pledge, hypothecation, garnishment, attachment, execution, or levy of any kind whatsoever, and the Trustee shall not issue any certificate or other documentation representing any interest, right or claim in or to any part of the Trust Fund. Notwithstanding the preceding, payment to an Alternate Payee pursuant to a Qualified Domestic Relations
Order and the withholding of federal income tax shall not be considered an assignment or alienation of benefits under the Plan.
    Section 11.03        Successor to Business of Employer.  Any
successor to the business of the Employer may continue the Plan and such successor shall thereupon succeed to all the rights, powers and duties of the Employer hereunder. The Employment of any Employee who has continued in the employ of such successor which maintains the Plan shall not be deemed to have been terminated or severed for any purpose hereunder.
In the event that the Employer is reorganized, or all or substantially all of its assets are sold without any provision being made for the continuance of this Plan by a successor to the business of the Employer, the Plan shall terminate and the assets shall be distributed as provided in Section 10.03 hereof.
    Section 11.04 Conflict of Provisions. If any provision or term of this Plan, or of the Trust Agreement entered into pursuant hereto, is deemed to be substantively at variance with, or contrary to, any law of the United States or other applicable state law, the provision of the law shall be deemed to govern, but only to the extent necessary to bring this Plan and Trust Agreement into compliance with such law; provided, further, that no provision of state law shall be deemed to govern if it would disqualify the Plan and Trust Agreement under sections 401(a) and 501(a) of the Code.
    Section 11.05 Successors to Trustee. The provisions of this Plan, and of the Trust Agreement entered into pursuant hereto, shall bind and inure to the benefit of the successors to the Trustee named in said Agreement.
    Section 11.06 Definition of Words. The masculine form of pronouns is used herein in order to comply with generally accepted grammatical rules, and the feminine form of pronouns shall be deemed to be substituted herein where appropriate, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.
    Section 11.07 Titles. The titles of Articles and Sections are included for convenience only and shall not be construed as a part of the Plan or in any respect to affect or modify its provisions.
    Section 11.08 Execution of the Plan. This document may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.
    IN WITNESS WHEREOF, the Sponsor has caused the Plan to be signed by its duly authorized officer and adopted as of this 1st day of January, 1994.



                                SURGICAL CARE AFFILIATES, INC.

Attest:/s/ Judy C. Ernst        By:/s/Tarpley B. Jones



                                Title:Senior Vice President,
                                      Chief Financial Officer,
                                      Secretary